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                                               Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-76144

                              PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
         Prospectus Supplements, dated March 13, 2002, April 22, 2002,
           April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
            November 14, 2002, November 21, 2002, November 22, 2002,
                     December 5, 2002 and December 20, 2002.

                                       of
                                  FINDWHAT.COM

         Bill B. Berke ("Mr. Berke") sold the following number of shares of our common stock on the following date at the per share price set forth below:

o        5,000 shares at $8.64 per share on January 9, 2003.

This sale was effected by UBS PaineWebber, as agent, at a total commission charge of $300.00. Immediately following this sale, Mr. Berke beneficially owned 45,000 shares of our common stock.

         On January 10, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $8.79.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is January 13, 2003.